THURSDAY OCTOBER 26, 7:50 AM EASTERN TIME

PRESS RELEASE

SOURCE: EBANK.COM, INC.

RICHARD D. JACKSON NAMED CHAIRMAN OF THE BOARD OF EBANK.COM, INC.; EBANK ASSEMBLES POWERFUL, EXPERIENCED BANKING LEADERSHIP TEAM ATLANTA, Oct. 26 /PRNewswire/ -- ebank.com, Inc., (OTC Bulletin Board: EBDC - news), a unitary thrift holding company tailored to serve the financial needs of small businesses and consumers, today announced the appointment of Richard D. Jackson as chairman of the board of ebank.com, Inc. He joins Gary Bremer who was interim chairman of the board and who will continue to serve as vice chairman and is reunited with longtime business associate Jim Box, CEO of ebank.com, Inc., with whom he worked for many years in the banking industry.

Jackson has over 30 years of banking and financial services experience focused on the consumer and small business markets. In 1974 he became president and CEO of Atlanta-based First Georgia Bank, a troubled institution with $80 million in assets. During his twelve years at the helm of First Georgia, the bank's assets grew to more than $1 billion.

In 1986, First Georgia Bank, which was a subsidiary and the most profitable institution of First Railroad & Banking Company of Georgia, was sold to First Union along with rest of the holding company, which owned financial institutions throughout Georgia.

From 1986 to 1993 Jackson served as president, vice chairman and CEO of Atlanta based Georgia Federal Savings Bank. At the time he assumed control of that institution, Georgia Federal was a $3 billion thrift. In 1990 First Financial Management Corporation bought the bank and by 1993 the thrift had grown to $5 billion in assets, it was subsequently sold to First Union, for a sum that was essentially double its purchase price.

Upon completion of the Georgia Federal transaction, Jackson remained with First Financial Management Corporation, an Atlanta financial information services company. He served as the company's vice chairman, senior executive vice president and Chief Operations Officer until 1995 when it was sold to First Data Corporation. In 1996 he elected to start his own private business consultancy, an enterprise he still operates today, along with his duties serving as a director on several corporate boards.

"Having worked closely with Dick at both First Georgia and Georgia Federal, I know what he brings to the table and that's a tremendous amount of experience in building efficient and profitable banking operations," said Box, ebank's chairman and CEO. "He will be of great assistance to me in launching our revamped business plan in which we will focus on growing our core traditional business along with leveraging our technology and Internet presence."

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"Over the course of the past few months, with Gary Bremer at the helm, ebank's management team has made some significant strides in improving operations and focusing on the small business and consumer markets," said Jackson. "ebank is now positioned to take advantage of a growing market in Atlanta and the southeast, as well as utilizing its Internet marketing capabilities. I look forward to assisting in growing this bank into a very valuable franchise."

In addition to announcing that Jackson had joined the ebank.com, Inc. team, the bank also announced that duties involving key senior management positions will be shifted in order to best utilize management's strengths and capabilities. Box will become chairman and CEO of ebank along with his current titles as president and CEO of ebank.com, Inc. Lou Douglass will move from president of ebank.com, Inc., to president of ebank.

This move will allow me to focus more on asset growth and quality for the bank," said Lou Douglass. "I am very pleased with the direction of the company and look forward to working with the team that has been assembled."

About ebank.com, Inc

Based in Atlanta, GA, ebank.com, Inc., a unitary thrift holding company, is tailored to serve the financial needs of small businesses through the ebank centers and the Internet. Through its subsidiary thrift, ebank, the company provides a broad array of financial products and services to its small business and retail customers, including its checking accounts, money markets, CDs, ATM cards, equipment leasing, home loans, commercial loans, credit cards and bill payment services. For more information, visit www.ebank.com.

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are thus prospective, such as statements relating to ebank.com's future business strategies. These statements are based on many assumptions and estimates, many of which are beyond ebank.com's control. The words "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan," and "estimate," as well as similar expressions, identify such forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or expectations of ebank.com and its management. These forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected in the forward-looking statements as a result of risks such as (1) ebank.com's limited operating history; (2) whether ebank.com can successfully implement its new business strategies; (3) whether ebank.com can manage its growth.

SOURCE: EBANK.COM, INC.